UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 1, 2006

FIRST HORIZON NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	001-15185	62-0803242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On March 1, 2006, the registrant entered into a master confirmation agreement with Goldman Sachs & Co. under which the registrant purchased 4 million shares of the registrant’s common stock in connection with an accelerated share repurchase program under existing, previously announced share repurchase authorization. The initial purchase price of the shares is $39.43 per share, or approximately $158 million excluding transaction costs. The agreement requires a purchase price adjustment that will be based upon the actual volume weighted average price of the registrant’s common stock during a repurchase period and certain other provisions. The share repurchase is being funded with a portion of the proceeds from the merchant processing sale (reported in Item 8.01 below). The final settlement, after the repurchase period, is expected to occur in the second quarter of 2006.

ITEM 8.01. OTHER EVENTS

          On March 1, 2006, the registrant closed the sale of its national merchant processing business to NOVA Information Systems (NOVA), a wholly owned subsidiary of U.S. Bancorp. This sale has been previously reported in the registrant’s Current Report on Form 8-K dated January 31, 2006.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Description

10.16	Form of master confirmation related to an accelerated stock repurchase of 4 million of the registrant’s common shares on March 1, 2006.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2006, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreement referred to in Item 1.01, each party makes customary representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: March 7, 2006	By:	/s/ Marlin L. Mosby III

Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit #	Description

10.16	Form of master confirmation related to an accelerated stock repurchase of 4 million of the registrant’s common shares on March 1, 2006.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 1.01 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2006, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In the agreement referred to in Item 1.01, each party makes customary representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.